Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	This 10K/A Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the 10K/A Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ JOHN T. KILCOYNE
John T. Kilcoyne
Chairman and Chief Executive Officer

By:	/s/ GORDON T. SANGSTER
Gordon T. Sangster
Chief Financial Officer

Date: July 29, 2010

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